Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
RUTH’S HOSPITALITY GROUP, INC.

* * * *
Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware
* * * *

The undersigned, on behalf of Ruth’s Hospitality Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST:            That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on May 11, 2005 under the name of RC Merger Sub, Inc., filed a Restated Certificate of Incorporation with the Delaware Secretary of State on May 19, 2005, filed an Amended and Restated Certificate to the Certificate of Incorporation with the Delaware Secretary of State on August 1, 2005, filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on May 23, 2008, filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on February 9, 2010 and filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 3, 2015 (as so amended and restated, the “Certificate of Incorporation”).

SECOND:      That Section 3 of Article Six of the Certificate of Incorporation is hereby amended to delete the words “as hereinafter provided” from the second sentence of such Section.

THIRD:          That Section 4 of Article Six of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

Section 4. [RESERVED].

FOURTH:      That the terms and provisions of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation were duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this 26th day of May, 2016.

Ruth’s Hospitality Group, Inc., a Delaware corporation

By:	/s/ Alice G. Givens
Name:	Alice G. Givens
Title:	VP-General Counsel